Exhibit 10.2
DOLE FOOD COMPANY, INC.
GRANT NOTICE FOR 2009 STOCK INCENTIVE PLAN
PERFORMANCE SHARES
FOR GOOD AND VALUABLE CONSIDERATION, Dole Food Company, Inc. (the “Company”), hereby grants to Participant named below the number of performance shares specified below (the “Award”), upon the terms and subject to the conditions set forth in this Grant Notice, the Dole Food Company, Inc. 2009 Stock Incentive Plan (the “Plan”) and the Standard Terms and Conditions (the “Standard Terms and Conditions”) adopted under such Plan and provided to Participant, each as amended from time to time. Each performance share subject to this Award represents the right, pursuant to Section 9 of the Plan, to receive one share of the Company’s common stock, par value $0.001 (the “Common Stock”), subject to the conditions set forth in this Grant Notice, the Plan and the Standard Terms and Conditions. This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions.

Name of Participant:

Grant Date:	November 29, 2010

Target number of performance shares subject to the Award:

Performance Cycle:	January 1, 2011 to December 31, 2013

Vesting Schedule:	The Award vests with respect to earned performance shares on the date the Administrator certifies the achievement of the performance-based vesting criteria

Performance-Based Vesting Criteria	The number of performance shares earned will be determined based on the performance criteria and schedule set forth on Attachment A hereto
By accepting this Grant Notice, Participant acknowledges that he or she has received and read, and agrees that this Award shall be subject to, the terms of this Grant Notice, the Plan and the Standard Terms and Conditions.

DOLE FOOD COMPANY, INC.
Participant Signature
By
Title:	Address (please print):

DOLE FOOD COMPANY, INC.
STANDARD TERMS AND CONDITIONS FOR
PERFORMANCE SHARES
These Standard Terms and Conditions apply to the Award of performance shares granted pursuant to the Dole Food Company, Inc. 2009 Stock Incentive Plan (the “Plan”), which are evidenced by a Grant Notice or an action of the Administrator that specifically refers to these Standard Terms and Conditions. In addition to these Terms and Conditions, the performance shares shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.
1.	TERMS OF PERFORMANCE SHARES

Dole Food Company, Inc., a Delaware corporation (the “Company”), has granted to the Participant named in the Grant Notice (including Attachment A thereto) provided to said Participant herewith (the “Grant Notice”) an opportunity to earn a target number of performance shares (the “Award” or the “Performance Shares”) specified in the Grant Notice. Each Performance Share represents the right, pursuant to Section 9 of the Plan, to receive one share of the Company’s common stock, $0.001 par value per share (the “Common Stock”), upon the terms and subject to the conditions set forth in the Grant Notice, these Standard Terms and Conditions, and the Plan, each as amended from time to time. For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary.

2.	VESTING OF PERFORMANCE SHARES

The Award shall not be vested as of the Grant Date set forth in the Grant Notice and shall be forfeitable unless and until otherwise vested pursuant to the terms of the Grant Notice and these Standard Terms and Conditions. After the Grant Date, subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, the Award shall become vested as described in the Grant Notice with respect to that number of Performance Shares earned as set forth in the Grant Notice and Attachment A thereto. Notwithstanding anything contained in these Standard Terms and Conditions to the contrary, upon the Participant’s Termination of Employment for any reason (including by reason of death, Retirement or Disability), any then unvested Performance Shares (after taking into account any accelerated vesting under Section 12 of the Plan or any other agreement between the Participant and the Company (including any accelerated vesting to which the Participant is entitled in the event of a “Qualified Termination” under a Change of Control Agreement between the Participant and the Company), if applicable) held by the Participant shall be forfeited and canceled as of the date of such Termination of Employment.

3.	SETTLEMENT OF PERFORMANCE SHARES

Earned and vested Performance Shares shall be settled by the delivery to the Participant or a designated brokerage firm of one share of Common Stock per earned and vested

Performance Share as soon as reasonably practicable following the vesting of such Performance Shares, and in all events no later than March 15 of the year following the year in which the Performance Cycle (as set forth in the Grant Notice) ends (unless delivery is deferred pursuant to a nonqualified deferred compensation plan in accordance with the requirements of Section 409A of the Code).

4.	RIGHTS AS STOCKHOLDER

The Participant shall have no voting rights or the right to receive any dividends with respect to shares of Common Stock underlying earned or unearned Performance Shares unless and until such shares of Common Stock are reflected as issued and outstanding shares on the Company’s stock ledger.

5.	RESTRICTIONS ON RESALES OF SHARES

The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Common Stock issued in respect of earned and vested Performance Shares, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

6.	INCOME TAXES

The Company shall not deliver shares in respect of any earned Performance Shares unless and until the Participant has made arrangements satisfactory to the Administrator to satisfy applicable withholding tax obligations. Unless the Participant pays the withholding tax obligations to the Company by cash or check in connection with the delivery of the Common Stock, withholding may be effected, at the Company’s option, by withholding Common Stock issuable in connection with the vesting of the Performance Shares (provided that shares of Common Stock may be withheld only to the extent that such withholding will not result in adverse accounting treatment for the Company). The Participant acknowledges that the Company shall have the right to deduct any taxes required to be withheld by law in connection with the delivery of the Performance Shares from any amounts payable by it to the Participant (including, without limitation, future cash wages).

7.	NON-TRANSFERABILITY OF AWARD

The Participant represents and warrants that the Performance Shares and any shares of Common Stock issued in respect of the Performance Shares are being acquired by the Participant solely for the Participant’s own account for investment and not with a view to or for sale in connection with any distribution thereof. The Participant further understands, acknowledges and agrees that, except as otherwise provided in the Plan or as permitted by the Administrator, the Performance Shares may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of.

8.	OTHER AGREEMENTS SUPERSEDED

The Grant Notice, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding the Performance Shares. Any prior agreements, commitments or negotiations concerning the Performance Shares are superseded.

9.	LIMITATION OF INTEREST IN SHARES SUBJECT TO PERFORMANCE SHARES

Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Grant Notice or these Standard Terms and Conditions except as to such shares of Common Stock, if any, as shall have been issued to such person upon vesting of the Performance Shares. Nothing in the Plan, in the Grant Notice, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate the Participant’s employment at any time for any reason.

10.	GENERAL

In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.

These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

These Standard Terms and Conditions shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.

In the event of any conflict between the Grant Notice, these Standard Terms and Conditions and the Plan, the Grant Notice and these Standard Terms and Conditions shall control. In the event of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control.

All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Administrator in its total and absolute discretion.

11.	ELECTRONIC DELIVERY

By executing the Grant Notice, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, and the Performance Shares via Company web site or other electronic delivery.

Attachment A